                           SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.    )

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [ ]


          Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [X]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                                CPC INTERNATIONAL INC.
          .................................................................
                   (Name of Registrant as Specified In Its Charter)

          .................................................................
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


          Payment of Filing Fee (Check the appropriate box):

          [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
               14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

          .................................................................

               2) Aggregate number of securities to which transaction applies:

          .................................................................

               3)  Per unit price or other underlying value of transaction
          computed   pursuant to Exchange Act Rule 0-11 (Set forth the
          amount on which the filing fee is calculated and state how it was determined):

          .................................................................

               4)  Proposed maximum aggregate value of transaction:

          .................................................................

               5)  Total fee paid:

          .................................................................

          [ ]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:

          .................................................................

               2)   Form, Schedule or Registration Statement No.:

          .................................................................

               3)   Filing Party:

          .................................................................

               4)   Date Filed:

          .................................................................

                           [LOGO OF CPC INTERNATIONAL]

  INTERNATIONAL PLAZA, P.O. BOX 8000, ENGLEWOOD CLIFFS, NEW JERSEY 07632-9976

                                                                  March 13, 1996

Dear Stockholder:

     On behalf of the Board of Directors, I am pleased to invite you to your Company's 1996 annual meeting of stockholders to be held in Alpine, New Jersey, on Thursday, April 25, 1996 at 9:30 A.M., local time. We hope that many of you will be able to attend.

     The matters to be acted upon by our stockholders are set forth in the notice of annual meeting. At the conclusion of the meeting, we will hold an informal session to present a brief report on the Company's business and respond to your questions.

     Whether or not you plan to attend the meeting, please sign, date and mail your proxy card as soon as possible in the postpaid envelope enclosed. A summary of the proceedings will be included in the midyear report.

     If you plan to attend, please complete the reservation form on the inside back cover and return it to us.

                                         Sincerely yours,

                                    /s/ Charles R. Shoemate

                                         Charles R. Shoemate
                                         Chairman, President and
                                         Chief Executive Officer

[RECYCLED LOGO]
Printed on Recycled Paper

                             CPC INTERNATIONAL INC.
                              INTERNATIONAL PLAZA
                                 P.O. BOX 8000
                       ENGLEWOOD CLIFFS, N.J. 07632-9976
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The annual meeting of stockholders of CPC International Inc. will be held at Tamcrest Country Club, Route 9W, Montammy Drive, Alpine, New Jersey, on Thursday, April 25, 1996 at 9:30 A.M., local time, for the following purposes:

           1. To elect four directors, each for a term of three years.

           2. To consider and take action upon the appointment of independent auditors for the Company for 1996.

           3. To transact such other business, if any, as may properly come before the meeting.

     Stockholders of record at the close of business on February 29, 1996 will be entitled to vote at the meeting, and the holders of a majority of the issued and outstanding shares of the capital stock will constitute a quorum for the transaction of business.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY.

                                           By order of the Board of Directors,

                                       /s/ John B. Meagher

                                           John B. Meagher
                                           Secretary

March 13, 1996

                               TABLE OF CONTENTS

                                                                                                            PAGE
                                                                                                            ----

Proxy Solicitation and Voting Information.................................................................    1
Corporate Governance......................................................................................    2
Stockholder Return Comparison.............................................................................    8
Compensation and Nominating Committee Report on Executive Compensation....................................    9
Executive Compensation and Stock Ownership Tables.........................................................   13
Matters to be Acted Upon:
      Proposal 1.
      Election of Directors...............................................................................   18
      Proposal 2.
      Appointment of Auditors.............................................................................   24
Other Business............................................................................................   24
Proposals for the 1997 Annual Meeting.....................................................................   25
Additional Information....................................................................................   25

                             CPC INTERNATIONAL INC.
                              INTERNATIONAL PLAZA
                                 P.O. BOX 8000
                       ENGLEWOOD CLIFFS, N.J. 07632-9976

                                PROXY STATEMENT

     This proxy statement, the accompanying proxy and the Company's annual report to stockholders for 1995 are being mailed on March 13, 1996 to all stockholders of record at the close of business on February 29, 1996, in connection with the annual meeting of stockholders to be held April 25, 1996 or any adjournment of it.

                   PROXY SOLICITATION AND VOTING INFORMATION

     The authorized capital stock of the Company consists of 900,000,000 shares of common stock ($.25 par value) and 25,000,000 shares of preferred stock ($1.00 par value). On February 29, 1996, there were issued and outstanding and entitled to be voted 145,611,114 shares of common stock and 2,133,740 shares of convertible preferred stock ('ESOP preferred stock') held by the trustee of the employee stock ownership plan ('ESOP') component of the Company's Savings/Retirement Plan for Salaried Employees ('Savings Plan'). Each share of common stock and ESOP preferred stock entitles the holder to cast one vote on each matter to be voted upon at the annual meeting. If a stockholder is a participant in the CPC International Stock Fund or ESOP component of the Savings Plan, the proxy will also serve as a voting instruction to the trustee of the Savings Plan. Shares held in either the CPC International Stock Fund or the ESOP component of the Savings Plan as to which no voting instructions have been received (as well as unallocated shares held by the trustee) will be voted by the trustee in the same proportion as the shares for which instructions have been received. If a stockholder is a participant in the Company's Automatic Dividend Reinvestment Plan, the shares of common stock shown on the proxy include the number of full shares held in the Plan account, as well as shares registered in the stockholder's name.

     Proxies marked as abstaining on any matter to be acted upon, and votes withheld by brokers on non-routine matters in the absence of instructions from beneficial owners (broker non-votes), will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

     The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company. All shares of stock entitled to be voted which are represented by valid and unrevoked proxies will be voted in accordance with the instructions thereon. In the absence of such instructions, the shares will be voted as recommended by the Board of Directors or, in the absence of such recommendation, in the discretion of the persons named in the accompanying proxy. A proxy may be revoked at any time before it is voted at the annual meeting by written notice of revocation to the Secretary of the Company, a valid proxy bearing a later date, or vote by ballot at the meeting.

     The solicitation of proxies is being made by mail and may also be made by telephone, other electronic means, or in person using the services of directors, executive officers, and regular employees of the Company. The cost of the solicitation will be paid by the Company, which has retained D. F. King & Co., Inc., 77 Water Street, New York, New York 10005, to assist in the solicitation for a fee estimated not to exceed $11,000 plus reasonable expenses. On behalf of the Company, D. F. King & Co., Inc. will reimburse brokers, banks and others who are record holders of the Company's stock for reasonable expenses incurred in obtaining voting instructions from the beneficial owners of such stock.

                              CORPORATE GOVERNANCE

     The Board of Directors recognizes the breadth of its duties under the law and good corporate governance practice, including its fiduciary duties to the stockholders. Within these broad overall duties, the Board believes that certain continuing oversight responsibilities should have priority on its agenda. Subject to regular review, these responsibilities include the following:

       STRATEGY AND PERFORMANCE, including the longer-term vision and strategies of the Company, implementation of the strategies in the operating divisions, and significant acquisitions and other investments in support of the strategies; and the operating plans and performance of the Company and the divisions.

       MANAGEMENT OVERSIGHT, including the performance of the chief executive officer and other members of senior management, management organization and development, senior management succession planning, and senior management compensation.

       BOARD EFFECTIVENESS, including the structure of the Board and its Committees, the governance practices and performance of the Board, and the flow of information to the directors.

       ETHICAL CONDUCT AND LEGAL COMPLIANCE

       ACCOUNTING AND FINANCIAL CONTROLS

       FINANCIAL STRUCTURE AND PRESERVATION OF ASSETS

STRATEGY AND PERFORMANCE

     The Board conducts an annual review of the longer-term business strategies of the Company and each of its six operating divisions, and oversees the management structures designed to formulate recommended strategies and to implement strategies endorsed by the Board.

       The strategic management process begins with a statement of the Company's vision and the strategies that support it, which is developed by management and reviewed by the Board. From this vision and strategy statement, the operating divisions develop strategic plans that reflect their particular business and regional situations. These division plans are reviewed by senior management and integrated into the strategic plans which are presented to the Board.

       A corporate strategy council at the senior management level works with the chief executive officer and the Board in setting corporate strategic priorities for achieving superior stockholder value. The corporate strategy council is responsible for recommending strategic initiatives to the Board, identifying the resources required to implement them, and ensuring that key strategic issues at the corporate and operating division levels are identified and addressed.

       The Board reviews annually capital expenditures which support the strategies and a report evaluating the performance of businesses recently acquired by the Company. Each business is rated on the basis of financial and marketing criteria compared to projections established when the business was acquired.

       From time to time during the year, the Board conducts reviews of particular businesses within the operating divisions.

     The Board also conducts an annual review of the operating results for the preceding year, and the business plan and goals for the next year, for each of the Company's operating divisions and for the Company as a whole.

MANAGEMENT OVERSIGHT

     A principal function of the Board is to evaluate the performance of the chief executive officer and other executive officers. This evaluation process occurs regularly throughout the year, in formal and informal ways.

       A formal performance evaluation occurs in January of each year. It begins with a presentation to the Board by the chief executive officer of the operating results for the previous year compared to the goal, and the operating plan and goal for the new year. The outside directors, meeting in executive session, then receive and discuss a report from the chief executive officer on the performance of senior management, management organization and development, and executive succession planning. Finally, with the Chairman of the Compensation and Nominating Committee presiding and in the absence of the chief executive officer, the outside directors review his performance. The Chairman of the Compensation and Nominating Committee subsequently meets with the chief executive officer to discuss the evaluation by the outside directors. The evaluation focuses on major responsibilities of the chief executive officer, which include the following:

           STRATEGIC   LEADERSHIP.   Leading   management   in   developing  and
           implementing appropriate long-term business strategies which are supported by management and the Board.

           CORPORATE PERFORMANCE. Leading in the development and execution of operating plans and systems designed to achieve the best possible financial performance relative to peer companies and relative to the potential of the Company's businesses.

           ORGANIZATION.  Building  an  effective  organization  structure   and
           management development process to support the strategies and operating plans of the Company; maintaining a corporate climate to attract, retain and motivate a diverse work force; and insuring that an effective chief executive officer succession plan is in place.

           CORPORATE GOVERNANCE. Setting the 'tone at the top' to promote the highest ethical practices and fulfill social responsibilities, and overseeing the formulation and implementation of major corporate policies; and recommending improvements in the governance practices of the Board.

    The outside directors evaluate the chief executive officer's accomplishments in each of these categories in the preceding year, measured against goals established at the beginning of the year.

       Immediately following the January Board meeting, the Compensation and Nominating Committee reviews and approves the compensation of the chief executive officer and the other executive officers, including annual bonuses for the preceding year, proposals for salary increases to become effective during the ensuing year, and long-term incentive awards.

       The evaluation of the chief executive officer is an on-going process which also occurs during regularly scheduled Board meetings, in one-on-one meetings between the chief executive officer and the outside directors and in observations of corporate reputation and involvement in various business communities.

     The Board has established a policy encouraging its members to visit principal facilities of the Company. This policy is intended:

       To give outside directors the opportunity to exercise a more informed judgment concerning the business operations of the Company.

       To promote increased contact between outside directors and senior management by enabling the directors to meet with managers at their own base of operations.

       To enable outside directors to report to the Board personal observations and reactions resulting from such visits.

     Outside director access to management is further fostered by:

       Designation of corporate officers as the Committee Executives to work directly with the Chairman of each Committee of the Board.

       An outside director orientation program.

       Attendance by outside directors at senior management meetings.

BOARD EFFECTIVENESS

     The Board of Directors presently consists of twelve members, of whom nine are outside directors. Each of the outside directors, in the opinion of the Board, is independent of management and free from any relationship that would interfere with the exercise of independent judgment, and is eligible to serve as a member of the Audit Committee or the Compensation and Nominating Committee under the applicable rules and regulations of the Securities and Exchange Commission, the New York Stock Exchange and the Internal Revenue Service. The facts bearing on the independence of each outside director are reviewed annually by the Audit Committee and reported to the full Board.

     The Company's corporate governance process is the subject of regular review by the Board.

       The Board  conducts  an  annual  evaluation  of  its  own  structure  and
       performance,   including  an   assessment  of   the  appropriateness  and
       effectiveness of its governance practices.

       Regular executive sessions are held at the end of Board meetings to permit frank and unstructured discussions between the outside directors and the chief executive officer. These discussions frequently relate to governance procedures and items for the Board's agenda.

       Periodic 'one-on-one' meetings are held by the chief executive officer and each outside director, to provide additional opportunity for private dialogue.

     Each year, the directors consider and approve specific items to be placed on the agendas for meetings of the Board for the year. In advance of each meeting, management distributes to the directors the agenda and financial and other business information, including background summaries of presentations to be made at the meeting, to facilitate full and informed discussion of the agenda items at the meeting.

     Annually, the Compensation and Nominating Committee reviews, against established criteria, the performance of incumbent directors whose terms are expiring prior to recommending to the Board the nominees for election as directors at the annual meeting of stockholders. The review process is conducted according to the following performance guidelines:

       DIRECTOR'S PRIMARY RESPONSIBILITIES. A director is expected to commit to serve the Company in the role described in the By-laws, and in the Corporate Governance section of the proxy statement.

       ATTENTIVENESS AND ATTENDANCE. A director is expected to maintain regular attendance at meetings of the Board of Directors and its Committees, and to have reviewed materials distributed in advance.

       PARTICIPATION AND COOPERATION. A director is expected to actively participate in discussions and debate in Board and Committee meetings, with a sense of teamwork and corporate identity.

       INSIGHT AND INPUT. A director is expected to provide advice and counsel to the chief executive officer and other senior executives.

       STAKEHOLDERS. A director should exhibit respect for his or her duties to the stockholders, employees and the other communities served by the Company.

       CHANGE IN PRINCIPAL EMPLOYMENT. A change in principal employment is a factor that will be considered by the Committee when determining whether to recommend the reelection of an incumbent director.

ETHICAL CONDUCT AND LEGAL COMPLIANCE, ACCOUNTING AND FINANCIAL CONTROLS, FINANCIAL STRUCTURE AND PRESERVATION OF ASSETS

     The Board has delegated to certain of its Committees oversight responsibilities for ethical conduct and legal compliance, accounting and financial controls, and financial structure and preservation of assets. A description of each Committee is presented in the following section.

COMMITTEES OF THE BOARD

     To assist it in discharging its responsibilities, the Board delegates to its four Committees the authority to consider certain matters and report to the Board with appropriate recommendations.

       Each Committee is chaired by an outside director.

       The chairmanship and membership of all of the Committees are rotated on a regular basis to give the directors a broader knowledge of the Company's affairs.

       The Board conducts an annual review of the charter of each Committee.

       Each Committee establishes its own agendas for the year, and conducts a year-end evaluation of its performance by comparing the topics considered at meetings with its charter as established by the Board.

       Oral reports of Committee activities are given at each Board meeting and minutes of Committee meetings are sent to all of the directors.

     The CORPORATE AFFAIRS COMMITTEE, which oversees ETHICAL CONDUCT AND LEGAL COMPLIANCE, is composed of a majority of outside directors. It held four meetings in 1995. The Committee reviews policies and programs of the Company relating to customer and consumer relations, employee relations, health, safety and the environment, community relations, compliance with laws, disclosure of information and insider trading, and business ethics. It also reviews major litigation, crisis management organization, and programs for communication with investors, governments and the public.

     The AUDIT COMMITTEE, which is responsible for ACCOUNTING AND FINANCIAL CONTROLS, is composed entirely of outside directors. It held four meetings in 1995. Among its functions are to review the scope and results of the annual audit, approve the non-audit services rendered by the independent auditors and consider the effect thereof on the independence of the auditors, and recommend to the Board appointment of independent auditors for the ensuing year subject to ratification by the stockholders.

     The Committee also reviews the proposed financial statements for the annual report to stockholders, accounting policies, internal control systems and internal auditing procedures, and the process by which unaudited quarterly financial information is compiled and issued. Both the independent auditors and the corporate general auditor meet privately with the Committee on a regular basis.

     The Committee reviews annually the independence of each outside director.

     The FINANCE COMMITTEE, which is responsible for FINANCIAL STRUCTURE AND PRESERVATION OF ASSETS, is composed of a majority of outside directors. It held four meetings in 1995. The Committee reviews policies and practices of the Company affecting its financial structure and position, short- and long-term financing, foreign exchange management, financial derivatives including commodities and hedging, capital expenditures, dividends, insurance coverage and taxes. It recommends to the Board the appointment of trustees and investment managers under employee benefit plans and reviews their performance, and recommends the annual contributions by the Company to fund such plans.

     The COMPENSATION AND NOMINATING COMMITTEE, which is composed entirely of outside directors, held five meetings in 1995. The Committee approves the compensation of all executive officers and administers executive incentive compensation plans, utilizing the advice of outside compensation consultants. It also reviews employee benefit plans and recommends to the Board proposals for adoption, amendment or termination of such plans. The Committee recommends to the Board of Directors the compensation arrangements for outside directors, and administers the compensation plans for outside directors.

     This Committee develops criteria for Board membership and, with the assistance of outside consultants, considers candidates for membership on the Board. The Committee also reviews the performance of incumbent directors whose terms are expiring prior to recommending to the Board the nominees for election as directors at the annual meeting of stockholders.

     Any stockholder who wishes to recommend a candidate for consideration by the Committee as a nominee for director may do so by writing to the Secretary of the Company and furnishing a statement of the candidate's experience and qualifications.

BOARD MEETINGS AND COMPENSATION

     The Board held eleven meetings in 1995, and each of the directors attended at least 75 percent of the aggregate of the meetings of the Board and Committees of the Board of which they are members. Attendance of all directors at such meetings averaged 94 percent.

     Outside directors receive an annual retainer of $44,000, and fees of $1,000 for each Board and Committee meeting attended and for each day spent visiting other Company facilities. Outside directors who serve as chairmen of the Committees of the Board receive an additional annual retainer of $3,000. Employee directors do not receive any additional compensation for services in that capacity.

     Two-thirds of the annual retainer is paid in cash, and one-third is paid in the form of common stock of the Company which is mandatorily deferred until retirement under the Deferred Compensation Plan for Outside Directors. This Plan further provides that all or part of a director's cash compensation may, at the director's option, be deferred, invested in common stock of the Company or in an interest-bearing account, and paid after retirement from the Board.

     The Company has a Retirement Income Plan for Outside Directors whereby outside directors who have served as such for five or more years will receive, upon retirement from the Board, an annual payment equal to the rate of annual cash retainer in effect on the date of their retirement, payable for a period equal to the shorter of the time served as a director or the remainder of the retired director's life.

     Pursuant to the Board's policy on tenure of directors, outside directors and former chief executive officers will not be renominated for election as a director after attaining age 70, and other employee directors will not be renominated following retirement as an officer.

                         STOCKHOLDER RETURN COMPARISON

     The following graph compares the yearly percentage change in the cumulative total return on the Company's common stock with the cumulative total return of the Standard & Poor's Foods Index (the 'S&P Foods Index'), the Standard & Poor's 500 Stock Index (the 'S&P 500 Index') and a Peer Group Index of food and food-related companies. As explained in the Compensation and Nominating Committee Report on Executive Compensation on pages 10 and 11, the companies in the Peer Group were approved by the Committee for measurement of the Company's performance during the 1995 and 1996 performance cycles established under the 1993 Stock and Performance Plan. These cycles will terminate at the end of 1998 and 1999, respectively. The historical performance of the Peer Group Index, weighted for market capitalization, is shown as a reference. The Peer Group consists of Archer-Daniels-Midland Company, Campbell Soup Company, Con Agra, Inc., General Mills, Inc., H.J. Heinz Company, Hershey Foods Corporation, Hormel Foods Corporation, Kellogg Company, McCormick & Company, Incorporated, The Quaker Oats Company, Sara Lee Corporation, Smucker (J.M.), Co., Unilever N.V., and Wm. Wrigley Jr. Company. The graph assumes that $100 was invested on December 31, 1990 in each of CPC common stock, the S&P Foods Index, the S&P 500 Index, and the Peer Group Index, and that all dividends were reinvested.

                                   1990        1991     1992     1993     1994    1995
       ------------------------------------------------------------------------------------
       CPC International Inc.       100        111.48    127.95   123.89   142.40  187.91
       S&P Foods Index              100        145.88    145.54   133.56   149.29  190.44
       S&P 500 Index                100        130.47    140.41   154.56   156.60  215.45
       Peer Group Index             100        147.01    149.36   142.11   153.03  192.69
       ------------------------------------------------------------------------------------


                              [PERFORMANCE GRAPH]

                  COMPENSATION AND NOMINATING COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

GENERAL DISCUSSION OF SHORT-TERM COMPENSATION

     The Company's short-term compensation program, consisting of base salary and annual bonus, is administered by using the concepts of a salary range and target bonus for each executive position. Salary ranges and bonus targets are established reflecting data from salary surveys of companies in the consumer goods and food sectors. The companies surveyed are those with which the Company competes in the marketplace in business results, for human resources, and in stockholder return. These companies are similar but not identical to those in the S&P Foods Index and the Peer Group Index in the Stockholder Return Comparison graph on page 8 because survey data is not available for all of such Index companies.

     Each salary range has a midpoint which represents the average salary for comparable surveyed positions, and a range that varies about 27% above and below midpoint for the highest level position and about 24% for the lowest level position. An individual executive's progress through and position in the salary range depend primarily upon individual performance and time in the job. Annual bonus targets have also been established for each position as a percentage of salary. These target annual bonus levels are at the middle range of bonus targets for similar positions in the surveyed companies. The size of bonus actually paid depends upon the performance of the Company, the business unit, and the individual. The principal factors used in assessing such performance include earnings per share growth at the Company level; sales and operating income growth at both the Company and business unit levels; and achievement at the business unit and individual levels of agreed-upon objectives under the 'balanced scorecard' performance system described below. The relative importance given each of these factors in determining bonuses is discretionary on the part of the Committee and may vary by individual position and from year to year. In addition to surveys of competitive practice, the Committee, which consists entirely of outside directors, periodically uses independent consultants to review these salary ranges and bonus targets for accuracy and appropriateness, and to review the appropriateness of compensation actually paid. It is the Company's objective to be fully competitive in salaries and bonuses paid (generally at compensation survey average levels) with companies with which it competes.

BASIS FOR SPECIFIC SHORT-TERM COMPENSATION ACTIONS

     The base salaries in 1995 of the five highest paid executive officers named in the Summary Compensation Table on page 13, vary from 17% below to 8% above midpoint of their respective ranges for that year. As noted earlier, the salary range midpoint for a position represents the average salary for that position within the surveyed group of companies. In the salaries reported in the Table, variances from midpoint correlate to individual performance and time in position. In the Committee's opinion, Company base salaries are well within competitive norms and appropriately reflect individual contribution and impact of the position upon Company results.

     Bonuses for executive officers with corporate responsibilities reflect overall corporate performance as well as individual performance. Bonuses for executive officers with operations responsibilities primarily reflect business unit performance, but also reflect corporate performance as well as individual performance. After adjusting for special items, earnings per share in 1995 were up 16%, operating income increased 14%, volumes were up 9%, and return on equity was about 28%. Based on these results and respective business unit results, and relative to the surveyed companies referred to above, bonus awards for executive officers are appropriate and well within competitive norms. Bonuses for the five highest paid executive officers range from about 3.6% below target bonus to 11.9% above target bonus, and total bonuses for all executive officers increased 26.1% over the previous year. These awards are appropriate in view not only of strong increases in volumes, operating income, and earnings per share, but also in view of these increases in relation to the results of competitor companies.

     Specifically with regard to the chief executive officer, Mr. Shoemate, the Committee authorized a salary increase effective April 1, 1995 equating to 7.0% on an annualized basis, and a bonus for 1995 of $600,000, representing 76.9% of his salary at the time of the award compared to a target bonus of 65%. In approving the salary increase, the Committee considered Mr. Shoemate's position in his salary range, and both the salary increase and the bonus award were based on evaluations of his performance conducted by all the outside directors, using the process and performance criteria described on pages 3 and 4. The evaluation of Mr. Shoemate's performance for 1995 reflected in particular his leading the Company to achieve strong absolute and competitive financial results; his strategic leadership in establishing the Company's vision to become 'The Best International Food Company in the World' and progressing toward that vision by implementing the supporting strategies; his establishment and implementation of a 'balanced scorecard' performance system focusing all levels of management on strategic business 'drivers' including customer satisfaction, best business practices, people development, and innovation and learning, in order to foster superior future financial results; and his implementation of sound and effective systems of corporate governance.

GENERAL DISCUSSION OF LONG-TERM COMPENSATION

     The Company's long-term compensation program consists of annual awards of performance units and stock options under the Stock and Performance Plan. The number of options granted is equal to the number of performance units. For a more detailed description of how these tandem awards work, refer to footnote (1) to the Option Grants table on page 14. The size of performance awards granted depends upon the individual's performance, the size of awards previously granted and, to a lesser extent, time in position. The weight given to each factor may vary by individual and from year to year in the Committee's discretion. The size of awards is generally in the mid-range of long-term compensation practices among surveyed consumer goods and food sector companies. Competitiveness is assessed by independent consultants' evaluations of survey data. Because of the wide range of approaches to long-term compensation, companies surveyed for this purpose are similar but not identical to those surveyed for short-term compensation.

     Earning of awards depends entirely upon the Company's stockholder return (stock price appreciation plus dividends paid) compared to a group of food and other consumer products companies with which the Company believes it competes for investors. Each year the Committee reviews and approves the companies to be included in the comparator group for the performance cycle established in that year. The comparator group approved for the cycles established in 1995 and 1996 is the Peer Group described under 'Stockholder Return Comparison' on page 8. To the extent that performance awards are earned, an equivalent number of the options granted in tandem are cancelled. The value of the award earned is dependent upon the value of Company stock and its price appreciation from the beginning to the end of the four-year performance cycle. Payments are made at the end of the four-year cycle.

BASIS FOR SPECIFIC LONG-TERM COMPENSATION ACTIONS

     Award payments made in January 1996 and reported in the Summary Compensation Table on page 13 reflect annual and cumulative stockholder results over a four-year period beginning January 1, 1992 and ending December 31, 1995. During the four-year award cycle, participants had the opportunity to earn 25% of their awards in each year of the cycle. In the first cycle year (1992), 25% was earned. In the second year (1993), 18.75% was earned. In the third year
(1994), 25% was earned, and in the fourth and final year (1995), 6.25% was earned. Thus, over the four years, 75% of the potential performance award was earned and paid at the end of the cycle. During this period, the Company's share price increased 51.5%, from $45.1875 to $68.4375.

     Since 75% of the performance award was earned, 75% of the tandem options were cancelled. The balance of 25% of the stock options granted remain in effect with an exercise price equal to 100% of the fair market value of the Company's common stock at the date of the award in 1992. This provides continuing incentive to increase share price and, therefore, return to the stockholder. Without share price increase, these options have no value to the executive.

     In 1995, Mr. Shoemate received an award of 45,000 performance units which may be earned over a four-year cycle ending in 1998, and a tandem award of 45,000 stock options. The Committee's decision to grant this award was based upon its assessment of the long-term compensation survey data, and independent consultants' evaluations thereof, referred to above, and the evaluation of Mr. Shoemate's performance for 1994 conducted by all the outside directors, using the process and performance criteria described on pages 3 and 4. The award was designed to provide further incentive for Mr. Shoemate to lead the Company in maximizing stockholder value.

OVERALL PROGRAM RISK AND LEVERAGE

     As the compensation tables in this proxy statement indicate, a significant portion of executive compensation has been placed at risk. Payments under the annual bonus program are dependent upon annual business results and individual performance. Long-term award payments are dependent upon the Company's stockholder return relative to the comparator group of companies referred to earlier. In the case of Mr. Shoemate, 79.8% of his annual and long-term compensation came from variable compensation plans which relate to Company performance and only 20.2% from base salary. Similar degrees of risk exist for the four other highest paid executive officers.

EXECUTIVE STOCK OWNERSHIP TARGETS

     In 1993, the Company established stock ownership targets for all participants in the Stock and Performance Plan. The ownership target for the chief executive officer is seven times base salary; for the most senior operating and corporate staff officers it is five times base salary; for remaining officers, it is three times base salary; and for non-officer participants, it is equal to base salary. Stock used to assess this ownership target includes stock directly owned by the executive, and stock owned indirectly through participation in the Deferred Stock Unit Plan described in footnote 3 to the Stock Ownership Table on page 17, but excludes shares covered by unexercised stock options. Executives are expected to attain these ownership targets within three to five years, although executives who have been in their positions for a considerable period or who have been participants in the Stock and Performance Plan for some time are expected to achieve target ownership levels sooner. Four executive officers named in the Summary Compensation Table, including Mr. Shoemate, exceed their targets.

DEDUCTIBILITY CAP ON COMPENSATION EXCEEDING $1,000,000

     The Committee continues to review the effect on the Company of the 1993 tax law changes and related Internal Revenue Service regulations regarding the limitation on deductibility of annual compensation payments in excess of $1 million to each of the five highest paid executive officers. It is the Committee's policy to eliminate or limit, to the extent deemed prudent, the use of compensation programs under which payments would not be deductible under these rules. The Committee's conclusion is that the new rules will have no impact on the Company for 1995, and it is anticipated that there will be little or no impact for 1996. This is because a substantial portion of compensation paid or to be paid in these years to the five highest paid executive officers is excluded in determining whether the $1 million cap is exceeded, either because it meets objective performance standards, or because of deferral of bonus awards or, for 1995, because of 'grandfather' provisions in these rules.

                                           Compensation and Nominating
                                           Committee:

                                           T. H. Black, Chairman
                                           A. C. DeCrane, Jr.
                                           W. C. Ferguson
                                           R. G. Holder
                                           W. S. Norman

               EXECUTIVE COMPENSATION AND STOCK OWNERSHIP TABLES

     The following table summarizes the compensation awarded or paid to the chief executive officer and each of the other four most highly compensated executive officers of the Company (the 'named executive officers') for services rendered in all capacities during each of the last three fiscal years.

----------------------------------------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------
                                                                         LONG-TERM COMPENSATION
                                                                         -----------------------
                                                                                        PAYOUTS
                                                                           AWARDS      ---------
                                              ANNUAL COMPENSATION        ----------    LONG-TERM
                                           --------------------------    SECURITIES    INCENTIVE     ALL OTHER
                NAME AND                           SALARY      BONUS     UNDERLYING     PAYOUTS     COMPENSATION
           PRINCIPAL POSITION              YEAR      ($)        ($)      OPTIONS(#)     ($)(1)         ($)(2)
----------------------------------------   ----    -------    -------    ----------    ---------    ------------
C. R. Shoemate,                            1995    766,250    600,000      45,000      2,432,859       112,001
  Chairman, President and Chief            1994    716,667    485,000      40,000      1,304,188       109,638
  Executive Officer                        1993    670,833    455,000      36,000        696,094        45,146
R. J. Gillespie,                           1995    497,917    270,000      20,000      1,216,430        75,022
  Executive Vice President -- Strategic    1994    453,750    215,000      20,000        698,645        71,564
  Planning and Business Development        1993    432,083    215,000      18,000        502,734        27,373
A. Labergere,                              1995    413,333    275,000      20,000      1,073,320        24,700
  Executive Vice President and President   1994    362,500    220,000      20,000        465,781        21,700
  of the CPC Europe Division               1993    337,500    190,000      18,000        212,672        15,500
C. B. Storms,                              1995    380,000    215,000      13,500        965,988        28,100
  Senior Vice President and General        1994    359,583    170,000      13,500        605,489        23,840
  Counsel                                  1993    341,667    165,000      13,500        483,375        21,843
K. Schlatter,                              1995    370,000    205,000      28,874        787,102       106,679
  Senior Vice President and Chief          1994    342,500    160,000      13,500        465,781       105,319
  Financial Officer                        1993    302,500    150,000      12,000        348,047        19,404

------------

(1) Includes cash and the market value of the Company's common stock paid in respect of performance units awarded under the 1984 Stock and Performance Plan at the end of four-year performance cycles.

(2) Includes the following for 1995:

    a. Company matching contributions to defined contribution plans as  follows:
       C. R. Shoemate, $51,275; R. J. Gillespie, $35,175; A. Labergere, $24,700;
       C. B. Storms, $28,100; and K. Schlatter, $27,500.

    b. Value of premiums paid by the Company under the Executive Life Insurance Plan as follows: C. R. Shoemate, $55,031; R. J. Gillespie, $39,847; and
       K. Schlatter, $79,179.

    c. For C. R. Shoemate, $5,695 of above-market interest at the rate credited to all participants in the Deferred Compensation Plan, pursuant to which all or a portion of annual bonus may be deferred and credited to an interest bearing account, and paid over a fifteen-year period following retirement.

----------------------------------------------------------------------------------------------------------------------
                             OPTION GRANTS IN 1995
----------------------------------------------------------------------------------------------------------------------
                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                                                              ANNUAL RATES OF
                                                                                         STOCK PRICE APPRECIATION
                                INDIVIDUAL GRANTS                                            FOR OPTION TERM(3)
------------------------------------------------------------------------------------  --------------------------------
                            NUMBER OF      PERCENT OF
                            SECURITIES    TOTAL OPTIONS
                            UNDERLYING     GRANTED TO      EXERCISE
                             OPTIONS        EMPLOYEES        PRICE      EXPIRATION
NAME                        GRANTED(#)       IN 1995       ($/SHARE)       DATE       0% ($)     5% ($)       10% ($)
-------------------------   ----------    -------------    ---------    ----------    ------    ---------    ---------
C. R. Shoemate...........      45,000(1)      5.6207         53.7500      1/16/05        0      1,521,139    3,854,865
R. J. Gillespie..........      20,000(1)       2.498         53.7500      1/16/05        0        676,062    1,713,273
A. Labergere.............      20,000(1)       2.498         53.7500      1/16/05        0        676,062    1,713,273
C. B. Storms.............      13,500(1)      1.6862         53.7500      1/16/05        0        456,342    1,156,459
K. Schlatter.............      13,500(1)      1.6862         53.7500      1/16/05        0        456,342    1,156,459
                                3,718(2)      0.4643         70.9375      3/14/98        0         30,357       62,549
                                3,719(2)      0.4645         70.9375      3/20/99        0         45,322       95,767
                                3,375(2)      0.4215         70.9375      3/19/00        0         55,157      119,541
                                3,125(2)      0.3903         70.9375      3/18/01        0         64,632      143,732
                                  687(2)      0.0858         70.9375      3/16/02        0         17,338       39,585
                                  750(2)      0.0936         70.9375      1/18/03        0         21,960       51,290

------------

(1) The options listed were granted at an exercise price equal to the fair market value of the Company's stock on the date of grant in tandem with an equivalent number of performance units under the 1993 Stock and Performance Plan. The performance units were issued for a cycle of four years' duration, with a goal based on improvement in stockholder value, determined by the increase in the value of common stock of the Company during each year of the cycle assuming reinvestment of dividends, measured against the performance of the Peer Group described on page 8. Up to 25% of the units may be earned in each year of the cycle and are payable at the conclusion of the cycle. To the extent performance units are earned and payable, a corresponding number of options are cancelled. To the extent options are exercised, a corresponding number of performance units are cancelled. These options were granted on January 17, 1995 and became exercisable on January 17, 1996. Under the 1993 Plan, in the event of a change in control of the Company, all performance cycles will terminate and participants will receive the value in cash of the performance units theretofore earned and 100% of the units that could have been earned during the remainder of the cycles. The amounts paid to the named executive officers for the cycles ending in 1995, 1994 and 1993 are shown as 'Long-term Incentive Payouts' in the Summary Compensation Table on page 13.

(2) The options listed are replacement options which were granted upon exercise of previously granted options. They are equivalent to the number of shares exercised and have an exercise price equal to the fair market value of the Company's stock on the date of exercise of the original option. The expiration date of the replacement option is the same as the expiration date of the original option. The replacement option becomes exercisable one year from the date the original option was exercised and is conditioned on the retention of ownership of the shares acquired on exercise of the original option for three years.

(3) The amounts shown under these columns are calculated at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price. The amounts shown assume that no performance units will be earned so that all options granted will be exercisable.

--------------------------------------------------------------------------------------------------------------------------
                      AGGREGATED OPTION EXERCISES IN 1995
                   AND OPTION VALUES AS OF DECEMBER 31, 1995
--------------------------------------------------------------------------------------------------------------------------
                                                                               NUMBER OF                  VALUE OF
                                                                         SECURITIES UNDERLYING          UNEXERCISED
                                                                              UNEXERCISED               IN-THE-MONEY
                                                                              OPTIONS AT                 OPTIONS AT
                                         SHARES                          DECEMBER 31, 1995 (#)    DECEMBER 31, 1995 ($)(2)
                                        ACQUIRED                         ---------------------    ------------------------
                                           ON              VALUE             EXERCISABLE/               EXERCISABLE/
NAME                                  EXERCISE (#)    REALIZED ($)(1)        UNEXERCISABLE             UNEXERCISABLE
-----------------------------------   ------------    ---------------        -------------             -------------
C. R. Shoemate.....................      --               --               98,313 / 88,375           2,632,006 / 1,580,402
R. J. Gillespie....................       4,000           162,000          30,437 / 41,687            1,066,611 /  753,001
A. Labergere.......................       4,062           107,108           7,313 / 41,562              161,151 /  749,802
C. B. Storms.......................      --               --               26,001 / 28,686              899,747 /  519,848
K. Schlatter.......................      15,374           605,982           4,313 / 43,436               97,378 /  506,583

------------

(1) Amounts shown are based on the difference between the market value of the Company's stock on the date of exercise and the exercise price.

(2) Amounts shown are based on the difference between the closing price of the Company's common stock on December 29, 1995 ($68.625) and the exercise price.


-----------------------------------------------------------------------------------------------------------
                               PENSION PLAN TABLE
-----------------------------------------------------------------------------------------------------------
                 5-YEAR AVERAGE                                        YEARS OF SERVICE
                     ANNUAL                        --------------------------------------------------------
                  COMPENSATION                        10          15          20          25          30
------------------------------------------------   --------    --------    --------    --------    --------
$  400,000......................................   $ 48,000    $ 72,000    $ 96,000    $120,000    $144,000
   600,000......................................     72,000     108,000     144,000     180,000     216,000
   800,000......................................     96,000     144,000     192,000     240,000     288,000
 1,000,000......................................    120,000     180,000     240,000     300,000     360,000
 1,200,000......................................    144,000     216,000     288,000     360,000     432,000
 1,400,000......................................    168,000     252,000     336,000     420,000     504,000
 1,600,000......................................    192,000     288,000     384,000     480,000     576,000
 1,800,000......................................    216,000     324,000     432,000     540,000     648,000

     The table shows annual pension benefits payable under the Company's defined benefit plans for salaried employees. No additional benefits accrue after 30 years of service.

     Compensation covered by the plans is the combined annual compensation reported in the Salary and Bonus columns of the Summary Compensation Table on page 13. Each of the named executive officers has 30 years of service for purposes of the plans, except A. Labergere, who has 12. Amounts shown in the Table are computed as a straight life annuity upon retirement at age 62 or later and are not subject to any deduction for Social Security benefits.

              EMPLOYMENT AGREEMENTS AND SPECIAL SEVERANCE PROGRAM

     The Company has entered into employment agreements with certain of its executive officers and other key executives. In addition to setting forth general terms and conditions of employment, the agreements provide for the continuation of full salary, and continued participation in the Company's executive compensation and employee benefit plans and programs, in the event of termination of employment by the Company other than for cause, or by the individual due to breach of the agreement by the Company. The periods for the continuation of salary and participation in such plans and programs for the named executive officers who have such agreements are as follows: C. R. Shoemate, 3 years; R. J. Gillespie, 2 years; C. B. Storms, 18 months; and K. Schlatter, 18 months.

     The Company maintains a Special Severance Program, applicable to full-time U.S. salaried employees who do not have employment agreements, which provides for continuation of salary and employee benefit programs for periods ranging from three months to one year, depending primarily on length of service, in the event of termination of employment within two years following a change in control of the Company.
--------------------------------------------------------------------------------
                             STOCK OWNERSHIP TABLE
--------------------------------------------------------------------------------

     Fidelity Management Trust Company of Boston, Massachusetts, as trustee of the ESOP component of the Savings Plan, is the record owner of all of the 1,421,276 unallocated shares of ESOP preferred stock, or 66.6 percent of the outstanding preferred stock of the Company. To the best of the Company's knowledge, no person or group of persons owned beneficially more than five percent of the outstanding common stock of the Company on February 29, 1996, the record date.

     The following table sets forth the common stock ownership as of February 29, 1996 of each director, the named executive officers, and all directors and executive officers as a group. All directors and executive officers as a group own beneficially less than one percent of the outstanding common stock and less than two percent of the ESOP preferred stock.

                                                                  SHARES              STOCK
NAME                                                             OWNED(1)   OTHER(2)  UNITS(3) TOTAL(4)
---------------------------------------------------------------  --------   -------   ------   ---------
T. H. Black....................................................     5,000     --       1,641       6,641
A. C. DeCrane, Jr..............................................       500     --       1,347       1,847
W. C. Ferguson.................................................     --        2,800    2,115       4,915
R. J. Gillespie................................................    40,445    66,153     --       106,598
E. R. Gordon...................................................     2,000     --       5,363       7,363
G. V. Grune....................................................     2,200     --       2,580       4,780
L. I. Higdon, Jr...............................................       200     --         431         631
R. G. Holder...................................................     1,000     1,000    2,707       4,707
E. S. Kraus....................................................       200     --       1,297       1,497
A. Labergere...................................................    27,460     --        --        27,460
W. S. Norman...................................................     1,000     --         431       1,431
K. Schlatter...................................................     7,350    62,143    3,065      72,558
C. R. Shoemate.................................................   106,723    12,076    6,915     125,714
C. B. Storms...................................................    50,470     9,987    3,344      63,801
All directors and executive officers as a group
   (34 persons)................................................   789,328   191,656   57,037   1,038,021

------------

(1) Includes all shares which may be purchased before April 30, 1996 upon the exercise of stock options as follows: R. J. Gillespie, 32,437; A. Labergere, 11,813; K. Schlatter, 7,350; and all directors and executive officers as a group, 218,167.

(2) Includes shares held jointly with or owned by spouses or minor children or held in certain fiduciary capacities. K. Schlatter, C. R. Shoemate, and all directors and executive officers as a group disclaim beneficial ownership of, respectively, 17,900, 12,076, and 38,026 of such shares.

(3) For the executive officers, the stock units represent annual bonus deferred and credited in the form of common stock under the Deferred Stock Unit Plan. Amounts so deferred are payable only in cash following retirement or termination of employment. For the outside directors, the stock units represent retainer and fees deferred in the form of common stock under the Deferred Compensation Plan for Outside Directors described on page 7.

(4) In addition, Messrs. Gillespie, Schlatter, Shoemate and Storms have, respectively, 1,841, 1,821, 1,818 and 2,131 shares, and all executive officers as a group have a total of 36,816 shares, of ESOP preferred stock allocated to their accounts in the Savings Plan.

                            MATTERS TO BE ACTED UPON
                       Proposal 1. Election of Directors

     The Board of Directors is divided into three classes, with one class standing for election each year for a three-year term. In accordance with the recommendation of its Compensation and Nominating Committee, the Board has nominated Theodore H. Black, Richard G. Holder, Eileen S. Kraus and Alain Labergere for reelection, each for a three-year term that will expire in 1999.

     All of the nominees for election have consented to being named in this proxy statement and to serve if elected. If, for any reason, any of the nominees should not be a candidate for election at the meeting, the proxies will be cast for substitute nominees designated by the Board of Directors unless the Board has reduced its membership prior to the meeting. The Board does not anticipate that any of the nominees will be unavailable. The nominees and the directors continuing in office will normally hold office until the annual meeting of stockholders in the year indicated on this and the following pages.

     Biographical information concerning each of the nominees and directors continuing in office is presented on this and the following pages.

VOTE REQUIRED

     A plurality of the votes of the shares present in person or represented by proxy at the annual meeting is required to elect directors.
--------------------------------------------------------------------------------
                   CLASS I NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 1999
--------------------------------------------------------------------------------
[Photo]

                  THEODORE H. BLACK

                  Age -- 67
                  Director since 1989
                  Chairman of the Compensation and Nominating Committee and member of the Corporate Affairs Committee

                  FORMER CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF INGERSOLL-RAND COMPANY

                  Mr. Black served as President and Chief Operating Officer of Ingersoll-Rand Company during 1988, and as Chairman and Chief Executive Officer until November 1993. He is a director of General Public Utilities Corporation, McDermott International, Inc. and Ingersoll-Rand Company.

--------------------------------------------------------------------------------
[Photo]

                  RICHARD G. HOLDER

                  Age -- 64
                  Director since 1992
                  Chairman of the Corporate Affairs Committee and member of the Compensation and Nominating Committee

                  CHAIRMAN  AND  CHIEF  EXECUTIVE  OFFICER  OF  REYNOLDS  METALS
                  COMPANY

                  Mr. Holder served as President and Chief Operating Officer of Reynolds Metals Company from 1988 until May 1992, when he assumed his present position. Previously, he served as Executive Vice President and Chief Operating Officer from 1986. Mr. Holder is also a director of Universal Corp., a trustee of the Virginia Foundation for Independent Colleges, and a member of the Board of Directors of the Virginia Economic Development Partnership, the National Association of Manufacturers and the American Red Cross Corporate Advisory Committee. Mr. Holder served as chairman of the Aluminum Association from September 1991 through December 1993.

--------------------------------------------------------------------------------
[Photo]

                  EILEEN S. KRAUS

                  Age -- 57
                  Director since 1994
                  Member of the Audit and Corporate Affairs Committees

                  CHAIRMAN OF FLEET BANK, N.A.

                  Ms. Kraus served as Vice Chairman of Shawmut National Corporation and President of Shawmut Bank Connecticut, N.A. from September 1992 until December 1995. She assumed her present position following Fleet Financial Group's completion of its acquisition of Shawmut National Corporation on December 1, 1995. She served as Vice Chairman of the Consumer Banking and Marketing Groups, Shawmut National Corporation, from 1990 until September 1992 and Executive Vice President of such Groups from 1988 until July 1990. She is a director of Fleet Bank, Kaman Corporation, The Stanley Works, and Yankee Energy System, Inc. Ms. Kraus is also a member of the Board of Trustees and the executive committee of Trinity College, Kingswood-Oxford School, Horace Bushnell Memorial Hall, and Connecticut Business and Industry Association.

--------------------------------------------------------------------------------
[Photo]

                  ALAIN LABERGERE

                  Age -- 61
                  Director since 1992
                  Member of the Corporate Affairs Committee

                  EXECUTIVE VICE PRESIDENT OF THE COMPANY AND PRESIDENT OF THE CPC EUROPE DIVISION

                  Mr. Labergere joined the Company in 1983 and in 1990 was appointed Vice President, Regional Operations, for the CPC Europe Consumer Foods Division headquartered in Brussels. In 1991 he was appointed President of the CPC Europe Division and elected a corporate Vice President. He was elected a Senior Vice President of the Company in October 1991 and an Executive Vice President on July 1, 1995. Mr. Labergere is a member of the Strategic Committee of the Confederation of the Food and Drink Industries of the EEC (CIAA) in Brussels.

--------------------------------------------------------------------------------
                        CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL 1997
--------------------------------------------------------------------------------
[Photo]

                  WILLIAM C. FERGUSON

                  Age -- 65
                  Director since 1988
                  Member of the Compensation and Nominating and Corporate Affairs Committees

                  FORMER  CHAIRMAN  AND   CHIEF  EXECUTIVE   OFFICER  OF   NYNEX
                  CORPORATION

                  Mr. Ferguson retired as Chairman of NYNEX in April 1995 and as Chief Executive Officer in December 1994. He served as Vice Chairman from 1987 to 1989. Previously, Mr. Ferguson served as President and Chief Executive Officer of NYNEX and New York Telephone Co. He is also a director of General Re Corporation. Mr. Ferguson is a director and former Chairman of The Business Council of New York, Chairman of the Board of United Ways of Tri-State and Chairman of the Board of Trustees of Albion College.

--------------------------------------------------------------------------------
[Photo]

                  LEO I. HIGDON, JR.

                  Age -- 49
                  Director since 1993
                  Member of the Audit and Corporate Affairs Committees

                  DEAN   OF   COLGATE   DARDEN  GRADUATE   SCHOOL   OF  BUSINESS
                  ADMINISTRATION AT THE UNIVERSITY OF VIRGINIA

                  Mr. Higdon has headed the Darden School, located in Charlottesville, Virginia, since October 1993. He joined the University of Virginia from Salomon Brothers Inc., where he was a member of the Executive Committee. During his 20-year career at Salomon Brothers, Mr. Higdon served as a managing director with responsibilities for corporate finance and mergers and acquisitions, as the firm's vice chairman, and as its co-head of global investment banking. He is also a director of Crompton & Knowles Corp., Newmont Mining Corp., Newmont Gold Co. and Africare, and is a trustee and member of the Executive Committee of Georgetown University.

--------------------------------------------------------------------------------
 [Photo]
                  WILLIAM S. NORMAN

                  Age -- 57
                  Director since 1993
                  Member  of  the  Compensation   and  Nominating  and   Finance
                  Committees

                  PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE TRAVEL INDUSTRY ASSOCIATION OF AMERICA

                  Mr. Norman joined the Travel Industry Association of America as President and Chief Executive Officer in the Fall of 1994. Previously, he served as Executive Vice President of the National Railroad Passenger Corp. (AMTRAK) since 1987. He is a director of the Travel Industry Association of America, the United Nations Association of the United States of America, the U.S. Navy Memorial Foundation and the Logistics Management Institute. He is also a member of the Board of Visitors of The American University's Kogod College of Business Administration.

--------------------------------------------------------------------------------
[Photo]

                  CHARLES R. SHOEMATE

                  Age -- 56
                  Director since 1988

                  CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE COMPANY

                  Mr. Shoemate was elected Chairman of the Board and Chief Executive Officer in 1990. Prior to his election as President in 1988, Mr. Shoemate served as Vice President of the Company and President of the Corn Refining Division. Mr. Shoemate joined the Company in 1962 and progressed through a variety of positions in manufacturing, finance and business management. He is also a director of CIGNA Corporation, International Paper Co., and the Grocery Manufacturers of America, Inc. He is a member of The Business Roundtable, the Committee for Economic Development, and a trustee of The Conference Board, Inc.

--------------------------------------------------------------------------------
                       CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL 1998
--------------------------------------------------------------------------------
 [Photo]
                  ALFRED C. DECRANE, JR.

                  Age -- 64
                  Director since 1994
                  Member   of  the  Compensation   and  Nominating  and  Finance
                  Committees

                  CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF TEXACO INC.

                  Mr. DeCrane was elected President of Texaco Inc. in 1983, Chairman of the Board in 1987, and Chief Executive Officer in 1993. He is a director of Texaco Inc., CIGNA Corporation, and Dean Witter, Discover & Co. He is a trustee of the Committee for Economic Development and The Conference Board, Inc., a director of the American Petroleum Institute, and a member of the National Petroleum Council and The Business Roundtable. He is also a member of the Board of Trustees of the University of Notre Dame and a Managing Director of the Metropolitan Opera Association.

--------------------------------------------------------------------------------
[Photo]

                  ROBERT J. GILLESPIE

                  Age -- 53
                  Director since 1988
                  Member of the Finance Committee

                  EXECUTIVE VICE PRESIDENT OF THE COMPANY

                  Mr. Gillespie was elected an Executive Vice President of the Company in July 1995. He joined the Company in 1965 and in 1976 became President of Canada Starch Company, a subsidiary of the Company. In 1980 he was elected a Vice President of the Company and appointed President of the Corn Products Unit of CPC North America. From 1988 to July 1995, he served as President of the Best Foods Division and was elected a Senior Vice President of the Company in 1991. Mr. Gillespie is a member of the Advisory Board of the Sarah W. Stedman Center for Nutritional Studies of Duke University.

--------------------------------------------------------------------------------
 [Photo]
                  ELLEN R. GORDON

                  Age -- 64
                  Director since 1991
                  Chairman of the Audit Committee and member of the Finance Committee

                  PRESIDENT  AND  CHIEF  OPERATING   OFFICER  OF  TOOTSIE   ROLL
                  INDUSTRIES, INC.

                  Ms. Gordon was elected President and Chief Operating Officer of Tootsie Roll Industries, Inc. in 1978. Prior to her election as President, Ms. Gordon served as Senior Vice President. Ms. Gordon is a member of the Advisory Council of the Stanford University Graduate School of Business, the Board of Fellows of the Faculty of Medicine of the Harvard Medical School, the Advisory Council of the J. L. Kellogg Graduate School of Management of Northwestern University, the University of Chicago Council on the Division of the
                  Biological Sciences and the Pritzker School of Medicine, the President's Export Council, the Committee of 200, the Committee for Economic Development, and a director of the National Confectioners Association.

--------------------------------------------------------------------------------
 [Photo]
                  GEORGE V. GRUNE

                  Age -- 66
                  Director since 1985
                  Chairman of the Finance Committee and member of the Audit Committee

                  FORMER CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF THE READER'S DIGEST ASSOCIATION, INC.

                  Mr. Grune retired as Chairman of The Reader's Digest Association, Inc. in August 1995 and as Chief Executive Officer in 1994, having served as Chairman and Chief Executive Officer for ten years. He is presently chairman of the DeWitt Wallace -- Reader's Digest Fund, Lila Wallace -- Reader's Digest Fund. He is also a director of Avon Products, Inc., Chemical Banking Corporation and Federated Department Stores, Inc. He is chairman of the Boys & Girls Clubs of America, a trustee of Duke University and an overseer of Roy E. Crummer Graduate School of Business at Rollins College.


--------------------------------------------------------------------------------

                      Proposal 2. Appointment of Auditors

     The Board of Directors, in accordance with the recommendation of its Audit Committee, has appointed KPMG Peat Marwick LLP as independent auditors in respect of the Company's operations in 1996, subject to ratification by the stockholders. A partner of KPMG Peat Marwick LLP will be present at the stockholders' meeting and will have an opportunity to make a statement and respond to appropriate questions.

     In addition to audit services, KPMG Peat Marwick LLP has rendered non-audit services to the Company. The non-audit services are reviewed by the Audit
Committee to assure that performance thereof does not affect the firm's independence.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                                 OTHER BUSINESS

     The Board of Directors knows of no other matters to be brought before the meeting. However, if other proposals are properly presented, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

                     PROPOSALS FOR THE 1997 ANNUAL MEETING

     It is anticipated that the 1997 annual meeting of stockholders will be held on Thursday, April 24, 1997. Stockholder proposals for inclusion in the Company's proxy statement for that meeting must be received by the Secretary of the Company no later than November 12, 1996. Additionally, under the Company's By-laws, any other business, including the nomination of candidates for director, may be presented at the meeting by a stockholder only if a written notice identifying such business or candidates is received by the Secretary of the Company not earlier than January 24 nor later than February 21, 1997. A copy of the By-laws will be furnished to any stockholder without charge upon written request to the Secretary.

                             ADDITIONAL INFORMATION

     If you plan to attend the annual meeting, please complete the reservation form on the inside back cover and return it either with your proxy card or directly to the Company at the address indicated on the reservation form.

     A summary of the meeting will be included in the midyear report which will be mailed to stockholders on or about July 25, 1996.

     The rules of the Securities and Exchange Commission require that an annual report accompany or precede the proxy materials. However, no more than one annual report need be sent to the same address. If more than one annual report is being sent to your address and you wish to reduce the number of annual reports you receive, please mark the Discontinue Annual Report Mailing box in the Special Action area on the proxy card.

     PLEASE COMPLETE THE ENCLOSED PROXY CARD AND MAIL IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

                                          By order of the Board of Directors,

                                     /s/  John B. Meagher

                                          John B. Meagher
                                          Secretary

                      RESERVATION FORM FOR ANNUAL MEETING

     If you plan to attend the CPC International Inc. annual meeting of stockholders to be held at Tamcrest Country Club, Route 9W, Montammy Drive, Alpine, New Jersey, at 9:30 A.M. on Thursday, April 25, 1996, this form may be used to request an admission ticket. The envelope provided for the return of your proxy card may be used to return this form or you may mail it directly to
C. B. Magarro, Assistant Secretary, International Plaza, P.O. Box 8000, Englewood Cliffs, New Jersey 07632-9976.

     I plan to attend the meeting. Please send me an admission ticket for the number of persons indicated below.

Name ___________________________________________________________________________

Address ________________________________________________________________________

City, State ________________________________________ Zip Code __________________

Number of persons attending ____________________________________________________

                              APPENDIX A - PROXY CARD

                             CPC INTERNATIONAL INC.

                        Proxy Solicited on Behalf of the Board of Directors of
                           the Company for Annual Meeting on April 25, 1996


P

R     The undersigned hereby appoints CHARLES R. SHOEMATE,  CLIFFORD B. STORMS and JOHN B. MEAGHER, as Proxies,
      each with the power to appoint his substitute, and hereby authorizes each of  them to  represent  and  to
O     vote, as designated on the reverse side hereof, all of the shares of common  and ESOP  preferred stock of
      CPC International Inc. which  the  undersigned is entitled to vote at the annual  meeting of stockholders
X     to be held  at Tamcrest County Club, Route 9W,  Montammy  Drive,  Alpine, New Jersey on April 25, 1996 at
      9:30 A.M., local time, or any adjournment thereof, and in their discretion, upon any other matters  which
Y     may properly come before the meeting.


                                                                                         (Change of Address/Comments)
       Election of four Directors, each for a term of three years.
                                                                            -----------------------------------------------------
       Nominees:
       Theodore H. Black                                                    -----------------------------------------------------
       Richard G. Holder
       Eileen S. Kraus                                                      -----------------------------------------------------
       Alain Labergere
                                                                            -----------------------------------------------------
                                                                            (If you have written in the above space, please mark
                                                                            the corresponding box on the reverse side of this card)

                                                                                                                  SEE REVERSE
      [RECYCLED LOGO] Printed on recycled paper                                                                        SIDE

[ X ] Please mark your                                                     6654
      votes as in this
      example

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1 and 2. The ESOP Trustee shall vote unallocated ESOP preferred stock as directed on this proxy by the participant.

-----------------------------------------------------------------------------------------------------------------------------------
            The Board of Directors recommends a vote FOR Proposals 1 and 2                           Special Action
-----------------------------------------------------------------------------------------------------------------------------------
                   FOR    WITHHELD                             FOR    AGAINST   ABSTAIN
1. Election of                        2. Appointment of                                        Discontinue Annual Report  [  ]
   Directors      [  ]      [   ]        KPMG Peat Marwick   [  ]    [   ]     [   ]           Mailing for this Account
   (see reverse)                         LLP as Independent                                    ------------------------------------
                                         Auditors                                                     Change of
                                                                                                      Address on          [  ]
For, except vote WITHHELD from the following nominee(s):                                              Reverse Side

-------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                            Please   date,  sign  exactly  as  name
                                                                                            appears  hereon  and  return   promptly
                                                                                            in the enclosed envelope.  When  shares
                                                                                            are held by joint tenants,  both should
                                                                                            sign.   When   signing   as   attorney,
                                                                                            executor,  administrator,   trustee  or
                                                                                            guardian, please  give  full  title  as
                                                                                            such.  If  a  corporation, please  sign
                                                                                            in full corporate name by president  or
                                                                                            other    authorized   officer.   If   a
                                                                                            partnership, please sign in partnership
                                                                                            name by authorized person.

                                                                                            ---------------------------------------

                                                                                            ---------------------------------------
                                                                                            SIGNATURE(S)                   DATE